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                                                                    EXHIBIT 11

 SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

                                                           THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                                JUNE 30,                                   JUNE 30,
                                                   -----------------------------------        ------------------------------------
                                                        1996               1995                    1996                1995
                                                   ---------------    ----------------        ----------------    ----------------
Net income (loss)                                  $      429,000     ($      504,000)        $  1,096,000        ($     747,000)
                                                   ===============    ================        ============        ==============

Weighted average number of common shares
outstanding during the period                          13,451,021          11,966,360           13,405,345            11,964,754

Add:       Common equivalent shares
           determined using the "Treasury
           Stock" Method representing
           shares issuable upon exercise of
           stock options and warrants.                    697,138                   -              819,853                   -
                                                   ---------------    ----------------        ------------        --------------

Weighted average number of common and
common equivalent shares outstanding                   14,148,159          11,966,360           14,225,198            11,964,754
                                                   ---------------    ----------------        ------------        --------------


Earnings (loss) per common and common equivalent
share                                              $          .03     ($          .04)        $        .08       ($          .06)
                                                   ===============    ================        ================    ==============

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